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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 4, 2006

GLOBAL GREEN SOLUTIONS INC.
 formerly, High Grade Mining Corporation
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	None
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

609 Granville Street, Suite 880
P.O. Box 10321 Pacific Center
Vancouver, British Columbia
Canada V7Y 1G5
 (Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01     REGULATION FD DISCLOSURE

On October 4, 2006, the company announced it has the right to earn the exclusive world rights to a bio-fuel oil technology (known as Vertigro) from Valcent Products Inc. of El Paso, Texas. Vertigro is a C02 sequestration system in high-density vertical bioreactors for the mass production of certain algae that consume up to 90% of their weight with C02 using sunlight as the energy source to drive photosynthesis. Approximately 50% of the dry weight of the algae is an oil suitable for bio-fuel blending with diesel and for other uses. Vertigro is designed as a continuous closed loop that uses little man made energy and nominal water.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 3rd day of October, 2006.

GLOBAL GREEN SOLUTIONS INC.

BY:	ARNOLD HUGHES
Arnold Hughes
Principal Financial Officer, Principal Accounting Officer and Treasurer